Exhibit 10.7
AMENDMENT NUMBER TWO TO
CREDIT AGREEMENT
     This Amendment Number Two to Credit Agreement (“Amendment”) is entered into as of April 30, 2007, by and among WELLS FARGO FOOTHILL, INC., a California corporation, as Agent (the “Agent”) for the Lenders set forth in the signature pages hereof (the “Lenders”) and the Lenders, on the one hand, and BOOKHAM, INC., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”):
     A. Agent, Lenders and Borrowers have previously entered into that certain Credit Agreement, dated as of August 2, 2006 (as amended, supplemented, amended and restated, or otherwise modified, the “Agreement”).
     B. Borrowers, Agent and Lenders desire to amend the Agreement as provided for and on the conditions herein.
     NOW, THEREFORE, Borrowers, Agent and Lenders hereby amend and supplement the Agreement as follows:
     DEFINED TERMS. All initially capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Agreement.
     AMENDMENT.
          Section 2.12(a)(ii) of the Agreement, is hereby amended to read as follows:
               “(ii) the Letter of Credit Usage would exceed $6,000,000, or”
          The introductory paragraph in the definition of Eligible Accounts in Schedule 1.1 to the Agreement is hereby amended to read as follows:
               “‘Eligible Accounts” means, without duplication, (i) the Eligible Wuhan Accounts, (ii) the Eligible Marconi Accounts, (iii) the Eligible Siemens Accounts, (iv) Eligible Alcatel Italia Accounts, and (v) those Accounts created by a Borrower in the ordinary course of its business, that arise out of its sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any audit performed by Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Accounts shall not include the following:”
          The following definition is hereby added to Schedule 1.1 to the Agreement in the appropriate alphabetical order:
               “‘Eligible Alcatel Italia Accounts” means Accounts created by a Borrower owing from Alcatel Italia SPA (“Alcatel Italia”) to Borrowers that (i) would otherwise constitute Eligible Accounts but for the exclusionary criteria set forth in parts (a) or (f) of the definition of Eligible Accounts; (ii) Alcatel Italia has not failed to pay within the earlier of 120 days of original invoice date or 60 days after the due date; and (iii) do not contain selling terms of more than 120 days.”

     REPRESENTATIONS AND WARRANTIES. Each Borrower hereby affirms to Agent and Lenders that all of such Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all material respects as of the date hereof.
     NO DEFAULTS. Borrowers hereby affirms to the Lender Group that no Event of Default has occurred and is continuing as of the date hereof.
     CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon receipt by Agent of a fully executed copy of this Amendment.
     COSTS AND EXPENSES. Borrowers shall pay to Agent, in accordance with the requirements of the Credit Agreement, all of Agent’s out-of-pocket costs and reasonable expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.
     LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.
     COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.
* * * * *
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

WELLS FARGO FOOTHILL, INC., a California corporation
By:
Name:
Title:

BOOKHAM, INC., a Delaware corporation, as Parent
By:
	Name:	Steve Abely
	Title:	Chief Financial Officer

BOOKHAM TECHNOLOGY PLC, a limited liability company incorporated under the laws of England and Wales, as a Borrower
By:
	Name:	Steve Abely
	Title:	Director

NEW FOCUS, INC., a Delaware corporation, as a Borrower
By:
	Name:	Steve Abely
	Title:	President

BOOKHAM (US), INC., a Delaware corporation, as a Borrower
By:
	Name:	Steve Abely
	Title:	President